UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.             Termination of a Material Definitive Agreement.

On April 3, 2013, we entered into a letter agreement, or Letter Agreement, relating to the loan and security agreement dated March 26, 2012, or the Loan Agreement, with Oxford Finance Corporation and Silicon Valley Bank, or, collectively, the Lenders.  Pursuant to the terms of the Letter Agreement: (i) we paid all amounts due and owing so as to discharge our obligations thereunder, (ii) we waived any rights to seek additional credit extensions or unfunded commitments under the Loan Agreement, and (iii) the security interest granted to Lenders relating to substantially all of our assets, other than our intellectual property, was terminated.

The description of the Letter Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement , a copy of which will be included as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013	AFFYMAX, INC.

	By:	/s/ Herb Cross
Herb Cross
Chief Financial Officer